EXHIBIT 99.01

Zenobia Austin	Karli Overmier	Ken Tinsley
Public Relations	Public Relations	Investor Relations
Opsware Inc.	Barokas Public Relations	Opsware Inc.
408-212-5220	206-344-3132	408-212-5241
zenobia@opsware.com	karli@barokas.com	ktinsley@opsware.com

OPSWARE INC. FULL YEAR REVENUE GROWS 109%

Sunnyvale, CA – March 1, 2005 – Opsware Inc. (NASDAQ: OPSW), the leading provider of IT automation and utility computing software, today reported results for its fourth quarter and full year ended January 31, 2005.

Net revenue, which is mostly recognized ratably, totaled $11.6 million for the quarter ended January 31, 2005, up more than 85% from the same quarter last year. GAAP net loss for the quarter was approximately $(2.1) million or $(0.02) per share.

Cash flow from operations for the quarter ended January 31, 2005 was $1.4 million and the company ended the period with over $100 million in cash.

For the full fiscal year ended January 31, 2005, net revenue totaled $37.8 million, up 109% from the previous year. GAAP net loss for the year was $(7.2) million or $(0.09) per share.

“We are extremely pleased with our performance last year, and excited about the year ahead,” said Ben Horowitz, President and CEO of Opsware Inc. “The IT automation market is approaching a critical inflection point, and our market leading technology, solid growth and results to date, and strong balance sheet position us well to lead this rapidly growing software category.”

The company will provide additional detail on its financial results and forward looking guidance related to its business and financial condition on the conference call referenced below.

About the Conference Call

Opsware will host a conference call on Tuesday, March 1, 2005 beginning at 1:30 p.m. PT (4:30 p.m. ET) to detail today’s announcement. Interested parties may access the conference call by dialing (888) 202-2422. A live audio version and replay of the conference call will be available on the Investor Relations section of Opsware’s web site at http://investor.opsware.com.

About Opsware Inc. (NASDAQ: OPSW)

Opsware Inc. is the world’s leading IT automation and utility computing software company. The growth of the Internet is driving a shift from client/server computing to Web architecture. With this shift comes an overwhelming proliferation of servers and applications, creating massive complexity that makes an automated IT model a necessity. The Opsware System automates the complete IT lifecycle and delivers utility computing by enabling IT to automatically provision, patch, configure, secure, change, scale, audit, recover, consolidate, migrate, and reallocate servers and applications. Over 250 of the world’s largest companies, outsourcers and government agencies use Opsware to deliver this new, automated model of IT. For more information on Opsware Inc., please visit our web site at www.opsware.com.

This press release contains forward-looking statements within the meaning of the federal securities laws regarding expectations of the market for our software and our opportunities in that market. These forward-looking statements are based on current information and expectations, and are subject to risks and uncertainties that could cause actual events or results to differ materially from these statements including without limitation: that the IT automation software market is relatively new, and our business will suffer if the market does not develop as we expect, that there is unproven demand for our Opsware automation software and that future revenue from sales of Opsware automation software is uncertain. Additional information about these and other risks and uncertainties that could cause actual events or results to differ materially from those in any forward-looking statement is contained under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarterly period ended October 31, 2004 that we filed with the Securities and Exchange Commission, and subsequent filings with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in the forward-looking statements.

Opsware is a service mark and trademark of Opsware Inc.

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OPSWARE INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	January 31, 2005	January 31, 2004
	(unaudited)	(A)
ASSETS
Current assets:
Cash and cash equivalents	$118,615	$55,205
Accounts receivable, net	3,895	1,687
Prepaid expenses and other current assets	3,506	3,216

Total current assets	126,016	60,108
Property and equipment, net	4,113	3,777
Restricted cash	2,740	2,911
Prepaid rent	2,185	3,001
Other assets	818	1,010
Intangibles, Net	4,125	—
Goodwill	3,594	––

Total assets	$143,591	$70,807

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$882	$330
Accrued compensation	2,053	1,660
Accrued data center facility costs	328	6,850
Other accrued liabilities	2,621	1,934
Foreign income taxes	—	—
Advances from customers	8,855	4,235
Deferred revenue, current portion	9,840	4,716
Accrued restructuring costs, current portion	233	478
Capital lease obligations, current portion	—	23

Total current liabilities	24,812	20,226
Deferred revenue, net of current portion	651	1,202
Accrued restructuring costs, net of current portion	1,466	2,154
Capital lease obligations, net of current portion	—	—

Stockholders’ equity:
Common stock	95	82
Additional paid-in capital	585,204	509,202
Notes receivable from stockholders	(1)	(328)
Deferred stock compensation	(106)	(462)
Accumulated deficit	(468,519)	(461,273)
Accumulated other comprehensive income	(11)	4

Total stockholders’ equity	116,662	47,225

Total liabilities and stockholders’ equity	$143,591	$70,807

(A)	Derived from audited financial statements.

OPSWARE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended January 31,		Years Ended January 31,
	2005	2004	2005	2004
	(unaudited)		(unaudited)	(A)
Revenues:
License revenue	$7,555	$4,661	$26,699	$13,682
Services revenue	4,028	1,573	11,093	4,368

Net revenues	11,583	6,234	37,792	18,050
Cost and expenses:
Cost of license revenue	194	57	4,439	121
Cost of services revenue*	2,355	1,342	8,184	4,465
Cost of developed technology	179	—	675	—
Research and development*	4,482	2,104	14,323	8,712
Sales and marketing*	4,500	2,792	15,015	9,293
General and administrative*	2,147	992	7,092	8,052
Restructuring costs, net	(27)	(156)	(1,085)	1,028
Amortization (reversal) of deferred stock compensation	—	161	(131)	606
Amortization of intangibles	158	—	596	—
Purchased In-Process research and development	—	—	610	—

Total cost and expenses	13,988	7,292	49,718	32,277

Loss from operations	(2,405)	(1,058)	(11,926)	(14,227)

Gain (loss) on sale of assets and liabilities from Managed Services Business	(173)	68	4,165	1,252
Interest and other income	441	174	905	3,661
Interest and other expense	—	(2)	(2)	(530)

Loss before income taxes	(2,137)	(818)	(6,858)	(9,844)
(Provision) benefit for income taxes	2	1,450	(388)	1,435

Net income (loss)	$(2,135)	$632	$(7,246)	$(8,409)

Basic net income (loss) per share	$(0.02)	$0.01	$(0.09)	$(0.11)
Diluted net income (loss) per share	$(0.02)	$0.01	$(0.09)	$(0.11)

Shares used in computing basic net income (loss) per share	89,776	80,269	84,733	78,617

Shares used in computing diluted net income (loss) per share	89,776	87,093	84,733	78,617

* Excludes amortization (reversal) of deferred stock compensation of the following (1):
Cost of services revenue	$—	$72	$(177)	$227
Research and development	—	32	15	224
Sales and marketing	—	22	4	167
General and administrative	—	35	27	(12)

Total amortization (reversal) of deferred stock compensation	$—	$161	$(131)	$606

(1)	Given the non-cash nature of the expense, we believe presenting amortization (reversal) of deferred stock compensation in a separate line item more accurately reflects the results of our individual operating categories.

(A)	Derived from audited financial statements.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share amounts)

(unaudited)

	Three months ended January 31,
	2005	2004
Operating activities:
Net income (loss)	$(2,135)	$632
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	708	593
Amortization of intangibles	338	—
Amortization of deferred stock compensation	—	161
Loss on disposal of property and equipment	—	(12)
Charge related to equity transactions	123	537
Changes in operating assets and liabilities:
Accounts receivable	251	1,481
Prepaid expenses, other current assets and other assets	(310)	35
Prepaid rent	276	196
Accounts payable	(295)	(89)
Accrued compensation	484	—
Other accrued liabilities	321	(321)
Foreign income taxes	—	(1,500)
Advances from customers	(200)	1,695
Deferred revenue	1,944	(1,789)
Accrued restructuring costs	(94)	(109)

Net cash provided by operating activities	1,411	1,510

Investing activities:
Net cash used in investing activities	(1,314)	(506)

Financing activities:
Net cash provided by financing activities	62,257	959

Net increase in cash and cash equivalents	62,354	1,963
Cash and cash equivalents at beginning of period	56,261	53,242

Cash and cash equivalents at end of period	$118,615	$55,205